Exhibit 99.1

Post Holdings Partnering Corporation Announces Approximate Redemption Amount for its Public Shares

St. Louis – May 24, 2023 – On May 11, 2023, Post Holdings Partnering Corporation (NYSE: PSPC) (the “Company”) announced that its board of directors (the “Board”) had decided to redeem all of its outstanding shares of Series A common stock, par value $0.0001 per share, previously issued in the Company’s initial public offering (the “Public Shares”), with such redemption anticipated to be effective as of May 30, 2023.

As previously announced, the Company anticipates that the last day of trading in the Public Shares will be May 26, 2023. On or about May 30, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the per-share redemption price for the Public Shares (the “Redemption Amount”). The Redemption Amount is expected to be approximately $10.24.

The Redemption Amount will be payable to the holders of the Public Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial stockholder has waived its redemption rights with respect to the outstanding Series F common stock of the Company issued prior to the Company’s initial public offering. After May 28, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.
The Company expects that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements, including, without limitation, those statements relating to the redemption of the Company’s Public Shares. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “shall,” “will” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About Post Holdings Partnering Corporation
Post Holdings Partnering Corporation is a blank check company formed by Post Holdings, Inc. for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses.

Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959